Exhibit 4.3

SERIES “A” COMMON STOCK PURCHASE WARRANT

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.  THIS WARRANT MAY NOT BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT.

THUNDER MOUNTAIN GOLD, INC.

Series “A”

Warrant to Purchase Series B Warrants

FOR THE PURCHASE OF _________

SERIES B WARRANTS, NO PAR VALUE

THIS WARRANT WILL BE VOID

AFTER 5:00 P.M. PACIFIC STANDARD TIME

ON THE 18 CALENDAR MONTHS FROM THE EFFECTIVE DATE

OF THE REGISTRATION STATEMENT REFERRED

TO IN SECTION 3(d) HEREOF

Warrant No.: SAW-

Number of  B Warrants:

Date of Issuance: ______________, 2010

Thunder Mountain Gold, Inc., a Nevada corporation (the Company), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, that, for value received ______________________________________________________, or registered assigns (the "Holder"), is entitled, at any time or from time to time during the Exercise Period to subscribe for, purchase, and receive at a price of $0.20 per security (the "Exercise Price") __________________________________ (________) Series B Common Stock Purchase Warrants (the "Derivative Securities") of fully paid and nonassessable Series B Warrants, no par value (the "Series B Warrants") of Thunder Mountain Gold, Inc., a Nevada corporation (the "Company").  The "Exercise Period" will commence on the date of issuance of this Warrant and will terminate at 5:00 p.m. Pacific Standard Time on the 18 Calendar Month anniversary of the effective date of the registration statement referred to in Section 3(d) hereof (the "Expiration Date"). If the rights represented hereby are not exercised by 5:00 p.m. Pacific Standard on the "Expiration Date", this Warrant shall automatically become void and of no further force or effect, and all rights represented hereby shall cease and expire.

Section 1.  This Warrant is the Series A Warrant Common Stock Purchase Warrant (the Warrant) issued pursuant to the Subscription/Suitability Agreement  between the Company and the Holder.

(a)  Definitions.  The following words and terms as used in this Warrant shall have the following meanings:

(i)

Approved Stock Plan means any employee benefit plan which has been approved by the Board of Directors and stockholders of the Company, pursuant to which the Company’s securities may be issued to any employee, officer, director, or consultant for services provided to the Company.

(ii)

Business Day means any day other than Saturday, Sunday or other day on which commercial banks in the City of Boise, Idaho are authorized or required by law to remain closed.

(iii)

Closing Bid Price means the closing bid price of Series B Warrants as quoted on the Principal Market (as reported by Bloomberg Financial Markets (Bloomberg) through its Volume at Price function).

(iv)

Series B Warrants means (i) the Company’s Series B Warrants, no par value, and (ii) any capital stock into which such Series B Warrants shall have been changed or any capital stock resulting from a reclassification of such Series B Warrants. No Series B Warrants are issuable unless and until this Series A Warrant is exercised.

(v)

Excluded Securities means, provided such security is issued at a price which is greater than or equal to the arithmetic average of the Closing Bid Prices of the Series B Warrants for the ten (10) consecutive trading days immediately preceding the date of issuance, any of the following: (a) any issuance by the Company of securities in connection with a strategic partnership or a joint venture; (b) any issuance by the Company of securities as consideration for a merger or consolidation or reorganization with or the acquisition of a business, or other assets of another person or entity; (c) bonafide offering of securities (whether debt or equity) with gross proceeds of at least $1,000,000 million dollars, which have a per share price equal to or more than $0.20 per share; and, (d) options to purchase shares of common stock, provided (I) such options are issued after the date of this Warrant to officers, directors, employees, consultants, or advisors of the Company, and (II) the exercise price of such options is not less than $0.20 on the date of issuance of such option.

(vi)

Expiration Date means the date 18 Calendar Month anniversary of the effective date of the registration statement referred to in Section 3(d) hereof or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the City of Boise, Idaho or the State of Nevada or on which trading does not take place on the Principal Exchange or automated quotation system on which the Series B Warrants is traded (a Holiday), the next date that is not a Holiday.

(vii)

Issuance Date means the date hereof.

(viii)

Options means any rights, warrants or options to subscribe for or purchase Series B Warrants or Convertible Securities.

(ix)

Other Securities means (i) those options and warrants of the Company issued prior to, and outstanding on, the Issuance Date of this Warrant, (ii) the shares of Series B Warrants issuable on exercise of such options and warrants, provided such options and warrants are not amended after the Issuance Date of this Warrant and (iii) the shares of Series B Warrants issuable upon exercise of this Warrant.

(x)

Person means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(xi)

Principal Market means the Toronto Stock Exchange Venture Listing or the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg or, if no bid or sale information is reported for such security by Bloomberg, then the average of the bid prices of each of the market makers for such security as reported in the “pink sheets” by the Pink OTC Markets, Inc.

(xii)

Securities Act means the Securities Act of 1933, as amended.

(xiii)

Warrant means this Series A Warrant and all Warrants issued in exchange, transfer or replacement thereof (but does not include the Series B Warrants issuable upon exercise herein) .

(xiv)

Warrant Exercise Price shall be $0.20 or as subsequently adjusted as provided in Section 9 hereof.

(xv)

Derivative Securities means the shares of Series B Warrants issuable at any time upon exercise of this Warrant.

(b)

Other Definitional Provisions.

(i)

Except as otherwise specified herein, all references herein: (A) to the Company shall be deemed to include the Company’s successors and (B) to any applicable law defined or referred to herein shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

(ii)

When used in this Warrant, the words herein, hereof, and hereunder and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words Section, Schedule, and Exhibit shall refer to Sections of, and Schedules and Exhibits to, this Warrant unless otherwise specified.

(iii)

Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

Section 2.

Exercise of Warrant.

(a)

Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, pro rata as hereinafter provided, at any time on any Business Day on or after the opening of business on such Business Day, commencing with the first day after the date hereof, and prior to 5:00 p.m.  Pacific Standard time on the Expiration Date: (i) by delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto (the Exercise Notice), of such holder’s election to exercise this Warrant, which notice shall specify the number of Series B Warrants to be purchased, payment to the Company of an amount equal to the Warrant Exercise

Price(s) applicable to the Series B Warrants being purchased, multiplied by the number of Series B Warrants (at the applicable Warrant Exercise Price) as to which this Warrant is being exercised (plus any applicable issue or transfer taxes) (the Aggregate Exercise Price) in cash or wire transfer of immediately available funds and the surrender of this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) to a common carrier for overnight delivery to the Company as soon as practicable following such date (Cash Basis).

(b)

If the holder and the Company are unable to agree upon the determination of the Warrant Exercise Price or arithmetic calculation of the Series B Warrants within one (1) day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company (in its sole discretion) shall immediately submit via facsimile the disputed determination of the Warrant Exercise Price or the Closing Bid Price to: (i) an independent, reputable investment banking firm or (ii) the disputed arithmetic calculation of the Series B Warrants to its independent registered accountant.  The Company shall cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than five (5) days from the time it receives the disputed determinations or calculations.  Such investment banking firm’s or accountant’s determination or calculation, as the case may be, shall be deemed conclusive absent manifest error.

(c)

Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than five (5) Business Days after any exercise and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Series B Warrants purchasable immediately prior to such exercise under this Warrant exercised, less the number of Series B Warrants with respect to which such Warrant is exercised.

(d)

No fractional Series B Warrants are to be issued upon any pro rata exercise of this Warrant, but rather the number of Series B Warrants issued upon such exercise of this Warrant shall be rounded up or down to the nearest whole number.

Section 3.

Covenants as to Series B Warrants.  The Company hereby covenants and agrees as follows:

(a)

This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

(b)

All Series B Warrants which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

(c)

During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least one hundred percent (100%) of the number of Series B Warrants needed to provide for the exercise of the rights then represented by this Warrant equal to the applicable Warrant Exercise Price.  If at any time the Company does not have a sufficient number of shares of Series B Warrants authorized and available, then the Company shall call and hold a special meeting of its stockholders within sixty (60) days of that time for the sole purpose of increasing the number of Series B Warrants.

(d)

If at any time after the date hereof the Company shall file a registration statement, the Company shall include the Series B Warrants issuable to the holder, pursuant to the terms of this Warrant.

(1)

Notwithstanding any other provision of this Agreement, if the representative of an underwriter for the Company or the investment banking firm for the Company, advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten or resold, the Company may (subject to the limitations set forth below) exclude all Registrable Securities of the Holder from, or limit the number of Registrable Securities of the Holder to be included in, the registration and/or underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account. If any person does not agree to the terms of any such underwriting or other financing, he/she/it shall be excluded therefrom by written notice from the Company or the underwriter or investment banking firm. Any Registrable Securities of the Holder or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

Each Holder shall enter into such agreements as may be reasonably required by the underwriters or investment banking firm for the Company. Holder shall pay the underwriters commissions relating to the sale of their respective Registrable Securities.

(2)

Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to the registration statement provided for herein shall be borne by the Company.  All Selling Expenses relating to securities registered under shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf, as shall any other expenses in connection with the registration required to be borne by the Holders of such securities. Selling Expenses shall include, but not limited to broker commissions, transfer agent costs, federal, state or local taxes, and similar costs and expenses.

(3)       Definitions. Registrable Securities shall mean Series B Warrants issued or issuable pursuant to the exercise of  this Series A Warrants Purchase Warrant, provided, however, that Registrable Securities shall not include (1) any Series B Warrants which have previously been registered or have been sold to the public either pursuant to a registration statement or Rule 144, or (2) any shares held by a Holder of Registrable Securities which would be permitted to be sold by such Holder under Rule 144(k) or within the volume limitations of Rule 144 during any 90-day period, as applicable, or (3) any shares held by a Holder of Registrable Securities which have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned.

(4)

Holder will cooperate with Company in all respects in connection with this Agreement, including timely supplying all information reasonably requested by Company (which shall include all information regarding the Holder and proposed manner of sale of the Registrable Securities required to be disclosed in any Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities and entering into and performing its obligations under any underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering. Any delay or delays caused by the Holder, or by any other purchaser of securities of the Company having registration rights similar to those contained herein, by failure to cooperate as required hereunder shall not constitute a breach or default of the Company under this Agreement.

(5)

In lieu of carrying out its obligations to effect a Registration Statement pursuant to Section 3 (d) of this Agreement or of any Agreement with Holder, the Company may carry out such obligation(s) by offering to purchase and purchasing such Registrable Securities requested to be registered in an amount in cash equal to the difference between (a) 95% of the average of the Fair Market Values for each of the five trading days preceding the Notice Date; and (b) the Exercise Price in effect on such day; with the purchase transaction closing within three (3) business days.

(e)

The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against or impairment, consistent with the tenor and purpose of this Warrant.  The Company will not increase the exercise price of any shares of Series B Warrants receivable upon the exercise of this Warrant above the Warrant Exercise Price then in effect, and will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully Series B Warrants upon the exercise of this Warrant.

(f)

This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets.

Section 4.

Taxes.  The Company shall pay any and all taxes, except any applicable withholding, which may be payable with respect to the issuance and delivery of Series B Warrants upon exercise of this Warrant.

Section 5.

Warrant Holder Not Deemed a Stockholder.  Except as otherwise specifically provided herein, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Series B Warrants which he or she is then entitled to receive upon the due exercise of this Warrant.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.  Notwithstanding this Section 5, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

Section 6.

Representations of Holder.  The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Series B Warrants for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Series B Warrants, except pursuant to sales registered or exempted under the Securities Act. This Warrant or the Series B Warrants or any other security issued or issuable upon exercise of this

Warrant, unless registered, may not be sold, transferred or otherwise disposed of except to a person who, in the opinion of counsel for the Company, is a person to whom this Warrant or such Warrant Stock may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of any agreement of such person to comply with the provisions of federal and/or state securities laws with respect to any resale or other disposition of such securities.

The Holder makes the following additional representations and warranties to the Company:

(i)

The Holder understands that this Warrant Certificate and the Series B Warrants to be issued herein, HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, THE STATES OF CALIFORNIA, WASHINGTON,  IDAHO, NEVADA OR ANY OTHER STATE SECURITIES AGENCIES.

(ii)

The Holder is not an underwriter and would be acquiring this Warrant Certificate and the Series B Warrants to be issued, solely for investment for its own account and not with a view to, or for, resale in connection with any distribution of stock within the meaning of the Federal Securities Acts, the  California, Washington, Idaho, Nevada Securities Act, or any other applicable State Securities Acts.

(iii)

The Holder understands the speculative nature and risks of investments associated with the Company, and confirms that this Warrant Certificate and the Series B Warrants to be issued would be suitable and consistent with its investment program and that its financial position enables it bear the risks of this investment; and that there may not be any public market for this Warrant Certificate and the Series B Warrants to be issued herein.

(iv)

This Warrant Certificate and the Series B Warrants to be issued herein may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of to any person, without the express prior written consent of the Company, and the prior opinion of counsel for the Company, that such disposition will not violate Federal and/or State Securities Acts. Disposition shall include, but is not limited to acts of selling, assigning, transferring, pledging, encumbering, hypothecating, giving, and any form of conveying, whether voluntary or not.

(v)

The Holder has fully reviewed or had the opportunity to review the economic consequences of this Series A Warrant Certificate and underlying securities to be issued, with its attorney and/or other financial advisor, has been afforded access to the books and records of the Corporation (including tax returns) and is or has had the opportunity to become fully familiar with the financial affairs of the Corporation.

(vi)

Holder confirms that it is an "accredited investor" within the meaning of SEC Regulation "D" or the undersigned, along or together with it purchaser representative(s) has such knowledge and experience in financial and business matters that it, or Holder and such representative(s) together, are capable of evaluating the merits and risks of an investment in the Company and of making an informed investment decision.

(vii)

Holder confirms that it has reviewed Company Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, and Form 8-K Reports on the Securities and Exchange Commission EDGAR website.

Section 7.

Ownership and Transfer. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee.  The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

Section 8.

Notices of Certain Events.

(a)

The Company will give written notice to the holder of this Warrant at least ten (10) days prior to the date on which the Company closes its books or takes a record: for determining rights to vote with respect to any Organic Change (as defined below), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

(b)

The Company will also give written notice to the holder of this Warrant at least ten (10) days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

Section 9.

Purchase Rights; Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction in each case which is effected in such a way that stockholders of  the Company would have been entitled to receive (either directly or upon subsequent liquidation)  stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an Organic Change.  Prior to the consummation of any (i) sale of all or substantially all of the Company’s assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the Acquiring Entity) a written agreement (in form and substance satisfactory to the holders of Warrants representing at least two-thirds (iii) of the Series B Warrants issuable upon exercise of the Warrants then outstanding) to deliver to each holder of Warrants in exchange for such Warrants, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and satisfactory to the holders of the Warrants (including an adjusted warrant exercise price equal to the value for the Series B Warrants reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of Series B Warrants acquirable and receivable upon exercise of the Warrants without regard to any limitations on exercise, if the value so reflected is less than any Applicable Warrant Exercise Price immediately prior to such consolidation, merger or sale).  Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the holders of Warrants representing a majority of the Series B Warrants issuable upon exercise of the Warrants then outstanding) to insure that each of the holders of the Warrants will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the Series

B Warrants immediately theretofore issuable and receivable upon the exercise of such holder’s Warrants (without regard to any limitations on exercise), such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of Series B Warrants which would have been issuable and receivable upon the exercise of such holder’s Warrant as of the date of such Organic Change (without taking into account any limitations or restrictions on the exercisability of this Warrant).

Section 10.

Lost, Stolen, Mutilated or Destroyed Warrant.  If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking (or, in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

Section 11.

Notice.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of receipt is received by the sending party transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after receipt from delivery by a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Transfer Agent:	If to the Company:	With a copy to:
Computershare Shareholder Services 350 Indiana Street, Suite 750 Golden, CO 80401	Thunder Mountain Gold, Inc. 5427 West Chinden Blvd. Boise, Idaho 83704 Attention: Eric T. Jones	Charles A. Cleveland, P.S. 316 West Boone Avenue , Suite 660 Spokane, WA 99201 Attention: Charles A. Cleveland, Esq
Telephone:(303) 262-0600	Telephone:(208) 366-4841	Telephone: (509) 326-1029
Facsimile:(303) 262-0603	Facsimile:(208)	Facsimile: ((509) 326-1872

If to a holder of this Warrant, to it at the address and facsimile number set forth on Exhibit C hereto, with copies to such holder’s representatives as set forth on Exhibit C, or at such other address and facsimile as shall be delivered to the Company upon the issuance or transfer of this Warrant.  Each party shall provide five days’ prior written notice to the other party of any change in address or facsimile number.  Written confirmation of receipt (A) given by the recipient of such notice, consent, facsimile, waiver or other communication, (or (B) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively).

Section 12.

Date.  The date of this Warrant is set forth on page 1 hereof.  This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date.

Section 13.

Amendment and Waiver.  Except as otherwise provided herein, the provisions of this Series A Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of  at least two-thirds of the holders of  Series A Warrants then outstanding; provided that, no such action may increase the Warrant Exercise Price or decrease the number of Series B Warrants obtainable upon exercise of any  Series A Warrant without the written consent of the holder of such Series A Warrant.

Section 14.

Descriptive Headings; Governing Law.  The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.  The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and its Warrantholders.  All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada.   Any controversy arising out of, connected to, or relating to any matters herein of the transactions between the Holder and the Company (including for purposes of arbitration, officers, directors, employees, controlling persons, affiliates, professional advisors, attorneys, agents, or promoters of the Company), on behalf of the undersigned, or this Warrant Agreement, or the breach thereof, including, but not limited to any claims of violations of Federal and/or State Securities Acts, Banking Statutes, Consumer Protection Statutes, Federal and/or State anti-Racketeering (e.g. RICO) claims as well as any claims relating or deriving from this Agreement, or underlying securities law and any State Law claims of fraud, negligence, negligent misrepresentations, and/or conversion shall be settled by arbitration; and in accordance with this paragraph and judgment on the arbitrator's award may be entered in any court having jurisdiction thereof in accordance with the provisions of  Nevada Law. The Holder waives any right to punitive damage claims.  In the event of such a dispute, each party to the conflict shall select an arbitrator, both of whom shall then select a third arbitrator, which shall constitute the three person arbitration board.  The decision of a majority of the board of arbitrators, who shall render their decision within thirty (30) days of appointment of the final arbitrator, shall be binding upon the parties. Venue for any arbitration shall lie in Boise, Idaho.

Section 15.

Waiver of Jury Trial.  AS A MATERIAL INDUCEMENT FOR EACH PARTY HERETO TO ENTER INTO THIS WARRANT, THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS WARRANT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

Section 16.

Company’s Right to Redeem Warrant.  Once the shares that would be issued upon exercise of this warrant are subject to an effective registration statement, then this Warrant may be redeemed by the Company, upon thirty (30) days prior within notice (Notice Period) by the Company, at a redemption price of $0.01 per Warrant (the Redemption Price), so long as the Company’s Closing Bid Price for the common stock must have been in excess of $0.25 per share for the 30 consecutive days preceding the notice of demand for exercise.  Upon notice to the Holder hereof, and only if the condition has been met, then the Holder will have thirty (30) days in which to exercise the Series A Warrants being redeemed or accept the Redemption Price.

IN WITNESS WHEREOF, the Company has caused this Series A Warrant to be signed as of the date first set forth above.

THUNDER MOUNTAIN GOLD, INC.

By: _____________________________________
Name: E. James Collord
Title: President and Chief Executive Officer

EXHIBIT A TO  SERIES A WARRANT

EXERCISE NOTICE

TO BE EXECUTED
BY THE REGISTERED HOLDER TO EXERCISE THIS SERIES A WARRANT

THUNDER MOUNTAIN GOLD, INC.

The undersigned holder hereby exercises the right to purchase ______________ Series B Warrants (Series B Warrants) of Thunder Mountain Gold, Inc. (the Company), evidenced by the attached Warrant (the Warrant).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

Specify Method of exercise by check mark:

(a)

Payment of Warrant Exercise Price. The holder shall pay the Aggregate Exercise Price of $______________ to the Company in accordance with the terms of the  Series A Warrant.

(b)

Delivery of Series B Warrants.  The Company shall deliver to the holder _________ Series B Warrants in accordance with the terms of the Series A Warrant.

Date: _______________ __, ______

Name of Registered Holder

By:

Name:

Title:

EXHIBIT B TO SERIES A WARRANT

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ________________, Federal Identification No. __________, a  Series A Warrant to purchase ____________  Series B Warrants of  of Thunder Mountain Gold, Inc. represented by warrant certificate no. SAW_____, standing in the name of the undersigned on the books of said corporation.  The undersigned does hereby irrevocably constitute and appoint ______________, attorney to transfer the Series A Warrants of said corporation, with full power of substitution in the premises.

Dated:

By:
Name:
Title:

Signature Guaranteed:

NOTICE:

The signature to the form to assign the Series A Warrant must correspond with the name as written upon the face of the within Series A Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

EXHIBIT C TO SERIES A WARRANT

HOLDER’S ADDRESS